                                  EXHIBIT 99.3


           (pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)



In connection with the Quarterly Report on Form 10-Q for the period ended March 31, 2003 of Golf Host Resorts, Inc. (the "Company") as filed with the U.S. Securities and Exchange Commission (the "Commission") on the date hereof (the "Report") and pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Merrick Kleeman, President of the Company, certify, that:

         1)       the Report fully complies with the requirements of Section 13
                  (a) or 15 (d) of the Securities Exchange Act of 1934, as amended; and

         2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the company.


                                     /s/ Merrick  Kleeman
                                     ----------------------------------------
                                     Name:    Merrick Kleeman
                                     Title:   President
                                              (Chief Executive Officer)
                                     Date:    May 15, 2003